As filed with the Securities and Exchange Commission on August 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Evolv Technologies Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	84-4473840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip code)

Evolv Technologies Holdings, Inc. 2021 Incentive Award Plan

(Full title of the plan)

Rachel Roy

General Counsel

Evolv Technologies Holdings, Inc.

500 Totten Pond Road, 4th Floor

Waltham, Massachusetts 02451

(Name and address of agent for service)

(781) 374-8100

(Telephone number, including area code, of agent for service)

Copies to:

J.T. Ho, Esq.

Cleary Gottlieb Steen & Hamilton LLP

650 California Street, Suite 2400

San Francisco, California 94108

(415) 796-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) is being filed by Evolv Technologies Holdings, Inc. (the “Registrant”) for the purpose of registering an additional 21,000,000 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the Evolv Technologies Holdings, Inc. 2021 Incentive Award Plan (the “Plan”), which were automatically added to the shares of Common Stock authorized for issuance under the Plan on January 1, 2022, January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026, pursuant to an annual “evergreen” increase provision contained in the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan set forth herein is effective.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant’s effective registration statement on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2021 (File No. 333-259691), as further supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (other than information supplied in a Current Report on Form 8-K that is furnished and not filed and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), filed with the Commission on March 10, 2026, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

b)	All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

c)	The Description of Registered Securities of the Registrant contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed with the Commission on March 28, 2022), including any amendments or reports filed for the purpose of updating such descriptions.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed (whether before or after the date of this Registration Statement) in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Documents

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

99.1	Evolv Technologies Holdings, Inc. 2021 Incentive Award Plan Incorporated by reference.

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 11th day of August 2026.

Evolv Technologies Holdings, Inc.

By:	/s/ John Kedzierski
John Kedzierski
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Kedzierski and George C. Kutsor, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Kedzierski	President, Chief Executive Officer and Director (principal executive officer)	August 11, 2026
John Kedzierski

/s/ George C. Kutsor	Chief Financial Officer (principal financial officer and principal accounting officer)	August 11, 2026
George C. Kutsor

/s/ Neil Glat	Chairman of the Board	August 11, 2026
Neil Glat

/s/ Kevin Charlton	Director	August 11, 2026
Kevin Charlton

/s/ Michael Ellenbogen	Director	August 11, 2026
Michael Ellenbogen

/s/ Henrik Kühl	Director	August 11, 2026
Henrik Kühl

/s/ Rajan Naik	Director	August 11, 2026
Rajan Naik, Ph.D.

/s/ Richard Shapiro	Director	August 11, 2026
Richard Shapiro

/s/ Kimberly Sheehy	Director	August 11, 2026
Kimberly Sheehy